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          CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                                AND


                    THE CHASE MANHATTAN BANK
                 (National Association), Trustee



                             __________


                    FIRST SUPPLEMENTAL INDENTURE

                    Dated as of __________ __, 1996


                             __________



            Providing for the Issuance of Debt Securities
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      This First Supplemental Indenture, dated as of __________
__, 1996, between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a corporation organized and existing under the laws of the State of New York (herein called the "Company") and THE CHASE MANHATTAN BANK (National Association), a national banking association (herein called the "Trustee"):

     WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of December 1, 1990, (the "Indenture") to provide for the issuance in one or more series of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities") and to provide for the general terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

      WHEREAS, in accordance with Section 10.01(b) of the Indenture, the Company and the Trustee, without the consent of Securityholders, may enter into indentures supplemental to the Indenture for the purpose of adding to the covenants and agreements contained therein such further covenants and agreements for the protection of the holders of the Securities of all or any series as the Company's Board of Trustees and the Trustee shall consider to be for the protection of such series; and

      WHEREAS, in accordance with Section 10.01(e) of the Indenture, the Company and the Trustee, without the consent of Securityholders, may enter into indentures supplemental to the Indenture for the purpose of adding to the terms under which the Securities of any series may be issued; and

     WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to amend and supplement the Indenture to provide for the issuance in one or more series of Subordinated Securities (as defined in Exhibit A hereto) that are subordinate in the right of payment to the prior payment in full of all Senior Indebtedness (as defined in Exhibit A hereto); and

    WHEREAS, the Trustee has power to enter into this First
Supplemental Indenture; and

    WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery of this First Supplemental Indenture has been authorized in accordance with the resolution of the Company's Board of Trustees;

     NOW, THEREFORE, in consideration of the premises and of the sum of $1 duly paid by the Trustee at the execution of these presents, the receipt of which is hereby acknowledged, the
Company covenants and agrees with the Trustee as follows:
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                          ARTICLE ONE

                   Amendments to the Indenture

     Section 1.01. Amendment to Section 2.03 of the Indenture.
Section 2.03 of the Indenture is hereby amended by changing the designation of subsection "(m)" to subsection "(o)", and Section
2.03 is further amended by adding the following as subsections
"(m)" and "(n)":

     "(m) if the provisions of Section 2.09 are to apply to the Securities of the series, the terms upon which the Company may elect to not pay interest on an interest payment date;"

     "(n) if the provisions of Article 15 are to apply to the Securities of the series, a statement indicating the same; and"


     Section 1.02. Addition of Section 2.09. The Indenture is hereby amended by adding the following as Section 2.09:

     "Section 2.09. Extension of Interest Payment Period. With respect to Securities of any series as to which, pursuant to
Section 2.03(m), it has been established that this Section 2.09 applies, subject to such terms as may be established pursuant to
Section 2.03(m), the Company may at any time and from time to time, so long as the Company is not in default in the payment of interest on such Securities as and when the same shall become due and payable, elect to not pay interest on an interest payment date, and such election shall not be an Event of Default with respect to the Securities of any series."


     Section 1.03. Addition of Article 15. The Indenture is hereby amended by adding Exhibit A hereto as Section 15 of the Indenture.



                          ARTICLE TWO

                         Miscellaneous

     Section 2.01. Definitions.   Unless the context shall
otherwise require and except as to terms otherwise defined herein, all terms used herein which are defined in the Indenture are used herein as defined therein.

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     IN WITNESS WHEREOF, the parties hereto have caused this
First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 CONSOLIDATED EDISON COMPANY
                                   OF NEW YORK, INC.


                                 By_________________________
                                   Executive Vice President and
                                   Chief Financial Officer

[CORPORATE SEAL]
Attest:


     _____________________
     Assistant Secretary


                                 THE CHASE MANHATTAN BANK
                                 (National Association), Trustee


                                 By_________________________
                                   Vice President

[CORPORATE SEAL]
Attest:


     _____________________
     Assistant Secretary
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                                                 EXHIBIT A

                         ARTICLE FIFTEEN

                          Subordination

Section 15.01. Securities Subordinated to Senior Debt. With respect to Securities of any series as to which, pursuant to
Section 2.03(n), it has been established that this Article 15 applies (herein called the "Subordinated Securities"), the Company covenants and agrees, and each holder of Subordinated Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Subordinated Securities and the payment of the principal of, premium, if any, and interest on each and all of the Subordinated Securities are hereby expressly subordinate and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means all indebtedness of the Company for the repayment of money borrowed (whether or not represented by bonds, debentures, notes or other securities) other than the indebtedness evidenced by the Subordinated Securities and any indebtedness subordinated to, or subordinated on parity with, the Subordinated Securities. "Senior Indebtedness" does not include customer deposits or other amounts securing obligations of others to the Company.

Section 15.02. Events of Subordination. In the event (a) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a consolidation, merger or sale, transfer or lease of the properties of the Company which complies with the requirements of
Section 11.02, or (b) the principal of any Senior Indebtedness shall have been declared due and payable by reason of an event of default with respect thereto and such event of default shall not have been rescinded, then:

    (1) in the circumstance described in the foregoing clause (a) the holders of all Senior Indebtedness, and in the circumstance described in the foregoing clause (b) the holders of all Senior Indebtedness outstanding at the time the principal of such Senior Indebtedness shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium, if any, and interest, or provision shall be made for such amount in money or money's worth, before the holders of any of the Subordinated Securities are entitled to receive any payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Subordinated Securities;
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    (2)  any payment by, or distribution of assets of, the
Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Subordinated Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the holders of any of the Subordinated Securities or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Subordinated Securities or to the Trustee under this Indenture; and

     (3) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind of character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Subordinated Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), shall be received by the Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

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Section 15.03.  Subrogation.  Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distribution of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Subordinated Securities shall be paid in full, and, as among the Company, its creditors other than holders of such Senior Indebtedness, and the holders of the Subordinated Securities, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the holders of the Subordinated Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 15.04. Obligation of Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinated Securities the principal of, premium, if any, and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the holders of the Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the holders of the Subordinated Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of
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the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.05. Payments on Subordinated Securities Permitted. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Subordinated Securities, shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, premium, if any, or interest on the Subordinated Securities in accordance with the provision hereof and thereof, or shall prevent the Trustee or any paying agent of the Company from applying any moneys deposited with it hereunder to the payment of the principal of, premium, if any, or interest on the Subordinated Securities, in each case except as otherwise provided in this Article.

Section 15.06. Effectuation of Subordination by Trustee. Each holder of Subordinated Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.07. Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee (and shall not be liable for making such payment or taking such action), unless and until a responsible officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any holder of Subordinated Securities, any paying agent of the Company or any holder or representative of any class of Senior Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts
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exist; provided that, if prior to the third business day
preceding the date upon which by the terms hereof any monies become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Subordinated Security), or the date of the execution of an instrument pursuant to Section 12.02 acknowledging satisfaction and discharge of this Indenture, a responsible officer of the Trustee shall not have received with respect to such monies or to such funds or obligations deposited pursuant to Section 12.02, the notice provided for in this Section 15.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies or such funds or obligations and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 15.08. Trustee's Relation to Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.12 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.06.

    With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and the Trustee shall not be liable to any holder of Senior Indebtedness, if it shall mistakenly pay over or deliver to holders of Subordinated Securities, the Company or any other Person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 15.09. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.